UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 1, 2016, pursuant to notice duly given. The stockholders voted on three proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission April 18, 2016.

The results are as follows:

Proposal 1.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Richard A. Cowell	8,743,767	3,073,378	25,017,898
Slade Gorton	8,271,604	3,545,541	25,017,898
Jeanette Horan	8,863,526	2,953,619	25,017,898
Perry Mulligan	8,838,570	2,978,575	25,017,898
Alexander Y.Tokman	8,387,461	3,429,684	25,017,898
Brian Turner	8,655,434	3,161,711	25,017,898
Thomas M. Walker	8,744,031	3,073,114	25,017,898

Proposal 2.	The stockholders approved the proposed amendment to the 2013 MicroVision, Inc. Incentive Plan by the votes set forth in the table below:

For:	6,554,945
Against:	4,898,754
Abstain:	363,446
Broker Non-Votes:	25,017,898

Proposal 3.	The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the votes set forth in the table below:

For:	32,880,588
Against:	1,633,210
Abstain:	2,321,245

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel & Secretary

Dated: June 3, 2016